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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2002

PRICE LEGACY CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-20449 (Commission File Number)	33-0628740 (I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 300 San Diego, CA (Address of Principal Executive Office)	92128 (Zip Code)

(858) 675-9400
(Registrant's telephone number, including area code)

        This Current Report on Form 8-K is filed by Price Legacy Corporation, a Maryland corporation, (the ACompany@) in connection with the matters described herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On August 29, 2002, the Company sold two self-storage properties to Price Self Storage SAMM, LLC a California limited liability company ("PSS"). PSS is owned and operated by former officers of the Company and was leasing these properties, in addition to two other self-storage properties since May 2001. The purchase price of the properties was approximately $45.9 million. The properties were sold for cash of which the Company repaid an outstanding mortgage on one of the properties for approximately $8.6 million with interest at 9% per annum, and used $26.8 million for the acquisition described below. The properties were both located in San Diego, California.

        On August 30, 2002, the Company acquired a property from an unaffiliated real estate company. The property, Dulles Town Crossing, is located in Sterling, Virginia. The total purchase price of the property was approximately $76.2 million (excluding closing costs) of which the Company borrowed approximately $49.5 million in mortgage debt with a fixed interest rate of 5.88% per annum. Principal on the mortgage debt amortizes over 30 years and is due in 2012. The cash requirements for the transaction were funded through cash on hand from the sale of the self-storage properties as noted above.

        Dulles Town Crossing has approximately 738,000 square feet of gross leasable area and is currently anchored by stores leased to Lowe's Home Improvement Store, Sam's Club, Wal-Mart, Best Buy, Nordstrom Rack, T.J. Maxx, Bed Bath & Beyond, Cost Plus and Ethan Allen.

        In assessing the acquisition of this property, the Company considered, among other factors, the property's location and occupancy rate, the quality of tenants (including the tenants' credit quality), comparative rents, the competition in the property's area, and redevelopment potential of the property. The Company also assessed potential expenses associated with owning or leasing, and operating the property, including among other factors, estimated maintenance expenses, capital improvement costs and other operating expenses.

ITEM 7. Financial Statements and Exhibits.

(a)	Financial Statement of Property Acquired.
	(1)	Report of Squire and Company, PC.
	(2)	The Audited Financial Historical Summaries of Operating Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the year ended December 31, 2001.
	(3)	The Unaudited Historical Summary of Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the six months ended June 30, 2002.
(b)	Pro Forma Financial Information
	(1)	Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Price Legacy Corporation as of and for the six months ended June 30, 2002 and for the year ended December 31, 2001.
(c)	Exhibits
	23.01	Consent of Squire and Company, PC.
	99.01	The Audited Financial Historical Summaries of Operating Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the year ended December 31, 2001.
99.02
Unaudited Historical Summary of Operating Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the year ended December 31, 2001 and the six months ended June 30, 2002.
	99.03	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Price Legacy Corporation as of June 30, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2002	PRICE LEGACY CORPORATION
	By:	/s/ JAMES Y. NAKAGAWA James Y. Nakagawa Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
23.1	Consent of Squire & Company, PC
99.01	The Audited Financial Historical Summaries of Operating Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the year ended December 31, 2001.
99.02
Unaudited Historical Summary of Operating Revenues and Direct Operating Expenses for the Property Acquired by Price Legacy Corporation for the year ended December 31, 2001 and the six months ended June 30, 2002.
99.03	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Price Legacy Corporation as of June 30, 2002.

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EXHIBIT INDEX